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                                  Exhibit 10-T

                           PATENT ASSIGNMENT AGREEMENT

         This Agreement is effective January 20, 2000 (the "Effective Date") by and between Parlex Corporation, a Massachusetts corporation, having its principal place of business at 145 Milk Street, Methuen, Massachusetts, 02855 (hereinafter referred to as "Parlex") and Polyclad Laminates, Inc., a Massachusetts corporation having its principal place of business at 40 Industrial Park Drive, West Franklin, New Hampshire, 03235 (hereinafter referred to as "Polyclad").

         WHEREAS Parlex is the owner of issued U.S. patents and corresponding foreign patent applications, which are identified in Schedule A attached hereto, hereinafter referred to as "Patents";

         WHEREAS Polyclad has certain License Rights under the Patents as set forth in an Agreement between Parlex and Polyclad dated June 1, 1996;

         WHEREAS Polyclad is willing to acquire and Parlex is willing to convey ownership in the Patents on the terms and conditions as set forth in this Agreement.

         NOW THEREFORE in consideration of the premises and the mutual obligations of the parties and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.0      ASSIGNMENT

                  1.1 Parlex hereby sells and assigns to Polyclad all right, title and interest in and to the Patents, including the right to sue for past infringement, subject to certain pre-existing licenses as set forth in Section 2.0 herein, and subject to certain retained licensed rights of Parlex as set forth in
                  Section 3.0 herein.


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                  1.2 Parlex shall, upon execution of this Agreement, execute confirmatory patent assignments recordable in the United States Patent and Trademark Office, or appropriate foreign patent offices in the form set forth in Exhibit 1 hereto.

         2.0      PRE-EXISTING LICENSES

                  2.1 Parlex has existing License Agreements with Allied Signal Laminate Systems Inc., now Isola Laminate Systems Corp., Samsung Electro-Mechanics Co., Ltd., and Polyclad Laminates, Inc. The Polyclad License Agreement is terminated as of the effective date of this Agreement. The License Agreements with Isola and with Samsung remain in effect.

                  2.2 Royalties paid to Parlex under the existing License Agreement with Isola shall be paid by Parlex to Polyclad within thirty (30) days of receipt by Parlex of each such payment.

                  2.3 In the event that royalties under the existing License Agreements are not paid or in the event of any other breach of an existing License Agreement by a Licensee, Parlex shall so inform Polyclad and shall take such action to recover royalty payments or otherwise remedy the breach as is agreeable to Polyclad and at the expense of Polyclad.

         3.0      LICENSE TO PARLEX

                  Parlex shall have and retain a non-cancelable royalty free non-exclusive license under the Patents to make, have made, use, sell and otherwise practice the inventions covered by any one or more claims of any and all of the Patents throughout the world for Parlex's own use in the manufacture and sale of circuit board products but not for the sale of foil having a cured and semi-cured resin. Parlex shall have the right to sublicense or assign this royalty free license to any Affiliate of Parlex and to any successor of the business of Parlex to which this Agreement relates for use by such Affiliate or successor in the manufacture and sale of circuit board products but not for the sale of foil having a cured and semi-cured resin. Parlex shall have no other right to sublicense any of its license rights granted under this Agreement.


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                  For purposes of this Agreement, "Affiliate" shall mean any corporation, or other business entity, which Parlex either directly or indirectly controls or which directly or indirectly controls Parlex or with which Parlex is under common, direct or indirect control. As used herein, the term "control" shall mean the holding of sufficient voting stock or other indices of ownership: (1) to elect at least fifty percent (50%) of the directors of such corporation, or (2) to cause the direction of the management and policies of such other business entity.

         4.0      PAYMENTS

                  4.1 Polyclad shall pay to Parlex the amount of one million three hundred thousand dollars ($1,300,000.00)payable in three installments as follows:

                  (a) Five hundred thousand dollars ($500,000.00) on January 14, 2000;

                  (b) Five hundred thousand dollars ($500,000.00) within fifteen
                  (15) days following January 1, 2001; and

                  (c) Three hundred thousand dollars ($300,000.00) within fifteen (15) days following January 1, 2002.

                  4.2 It is recognized that Polyclad has paid Parlex an amount in excess of one million dollars ($1,000,000.00) since 1997 for license rights to the Patents under the license agreement noted in Section 2.0 above.

                  4.3 Polyclad shall, upon execution of this Agreement, execute a Security Assignment in the form attached hereto as Exhibit 2 and under which Parlex shall have a security interest in the Patents until full payment of the one million three hundred thousand dollars($1,300,000.00) called for under Section 4.1 hereof.

         5.0      PATENT MAINTENANCE AND PROSECUTION

                  Polyclad shall be responsible for payment of all patent prosecution, maintenance and other expenses for the Patents which accrue after the Effective Date of this Agreement, and shall be responsible for the diligent prosecution of all pending foreign patent applications included in the Patents, to the extent feasible or advisable in the reasonable view of Polyclad. Until full payment of the one million three hundred thousand dollars ($1,300,000.00) called for under


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

Section 4.1 hereof, Polyclad shall maintain all issued patents listed in Schedule A and diligently prosecute all patent applications listed in Schedule
A. Promptly following execution of this Agreement, Parlex shall provide Polyclad with the complete prosecution history of each patent and patent application listed in Schedule A.

         6.0      REPRESENTATIONS

                  6.1 Parlex represents that:

                  (a) it owns all right, title and interest in the Patents subject to the pre-existing licenses which have been granted as noted in Section 2.0 above;

                  (b) applicable maintenance and/or annuity fees have been timely paid for the Patents and are up to date in all applicable jurisdictions;

                  (c) it has no knowledge of any infringement by others of the Patents;

                  (d) it has no knowledge of any patents of others that would be infringed by practice of the inventions covered by the Patents; and

                  (e) it does not own any other patents or patent applications that cover two pass coating of resin on copper foil to different degrees of curing. Except for the foregoing and except as set forth in Section 6.3 below, Parlex makes no representation or warranty as to the validity of any of the Patents or that the manufacture, use, sale or other disposition of products covered by the Patents do not infringe upon any domestic or foreign patent of any third party.

                  6.2 Each party represents that it has the right to enter into this Agreement.

                  6.3 In the event that the patent coverage afforded by the Patents is substantially diminished by final adverse decision of a court or other tribunal of competent jurisdiction as to patentability or validity based only on Fujitsu published Japanese Application 61-204,242, issued as Japanese Patent No. 1,985,082 on October 25, 1995, Parlex shall pay to Polyclad an amount equal to one million three hundred thousand dollars ($1,300,000.00) less the total royalty payments received since the Effective Date from Isola under the aforesaid pre-


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                  existing license agreement and less the amount of the
                  royalties that would have been received by Parlex from Polyclad since the Effective Date had the pre-existing license agreement with Polyclad remained in effect.

         7.0      PRODUCT LIABILITY

                  7.1 Each party shall be solely responsible for any and all product liability with respect to its manufacture, use, advertisement, sale, lease or other disposition of products covered by the Patents

                  7.2 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT.

         8.0      HEADINGS

                  Section headings are for convenience only and shall not be construed to limit or extend the meaning of any portion of this Agreement.

         9.0      GOVERNING LAW

                  This Agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts and applicable United States federal law.

         10.0     PUBLICITY

                  Neither party shall disclose the terms of this Agreement without the prior written consent of the other party, provided however, that either party may notify others of the fact that this Agreement is in effect and may in the ordinary course of its business disclose some or all of the provisions of this Agreement as may be required by governmental and corporate financial reporting laws or regulations. In addition, neither party shall use the name of the other party nor of any employee for advertising, promotional or other purposes without the prior written consent of the other party.

         11.0     NO IMPLIED LICENSE

                  Nothing in this Agreement shall convey or imply any license or right by Parlex or by Polyclad other than as expressly set forth in this Agreement.


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         12.0     ADDITIONAL DOCUMENTS

                  Each party shall execute such other documents as the other party reasonably determines is necessary or desirable to confirm or perfect the rights granted under this Agreement.

         13.0     COUNTERPARTS

                  This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same instrument. Facsimile signatures shall be considered original signatures.

         14.0     Assignment

         This Agreement may be assigned by Polyclad in its sole discretion, and may be assigned by Parlex without the prior written permission of Polyclad in conjunction with the sale of the business to which this Agreement relates, and may otherwise be assigned by Parlex with the prior written permission of Polyclad, which permission shall not unreasonably be withheld.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first written above.

POLYCLAD LAMINATES, INC.                    PARLEX CORPORATION

By _________________________                By _________________________________


Title ______________________                Title ______________________________


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

                                   SCHEDULE A

         To Patent Assignment Agreement between Parlex Corporation and Polyclad Laminates, Inc. dated January 20, 2000


                             PATENTS

Patent            Issue
No.               Date             Title                               Country
5,362,534         11/8/94          MULTIPLE LAYER PRINTED              U.S.A.
                                   CIRCUIT BOARDS AND METHOD
                                   OF MANUFACTURE

5,557,843         9/24/96          METHOD OF MAKING A CIRCUIT          U.S.A.
                                   BOARD OR LAYER THEREOF
                                   INCLUDING SEMI-CURING A
                                   SECOND ADHESIVE COATED ON
                                   A CURED FIRST ADHESIVE

195,528           2/12/99          MULTIPLE LAYER PRINTED              South
                                   CIRCUIT BOARDS AND                  Korea
                                   METHOD OF MANUFACTURE

ZL 94193145.5     8/21/99          MULTIPLE LAYER PRINTED              China
                                   CIRCUIT BOARDS AND METHOD
                                   OF MANUFACTURE



                             PATENT APPLICATIONS

Serial            Filing
No.               Date             Title                               Country
2,169,547         8/23/94          MULTIPLE LAYER PRINTED              Canada
                                   CIRCUIT BOARDS AND METHOD
                                   OF MANUFACTURE

94 925 993.1      8/23/94          MULTIPLE LAYER PRINTED              EPO
                                   CIRCUIT BOARDS AND METHOD
                                   OF MANUFACTURE

7-507722          8/23/94          MULTIPLE LAYER PRINTED              Japan
                                   CIRCUIT BOARDS AND METHOD
                                   OF MANUFACTURE



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